Exhibit 23.1



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                                                                   Exhibit 23.1



                        Consent of Deloitte & Touche LLP

     We consent to the incorporation by reference in this Registration Statement of The Coastal Corporation on Form S-8 relating to The Coastal Corporation 1994 Incentive Stock Plan of (i) our report dated February 8, 2000, appearing in the Annual Report on Form 10-K of The Coastal Corporation for the year ended December 31, 1999, and (ii) to the reference to us under the heading "Experts" in this Registration Statement.




DELOITTE & TOUCHE LLP


Houston, Texas
May 24, 2000